                                  SCHEDULE 14a
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[X]    Preliminary proxy statement
[ ]    Definitive proxy statement
[ ]    Definitive additional materials
[ ]    Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12


                                 PACIFICNET INC.
                (Name of Registrant as specified in its Charter)


                                 PACIFICNET INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[  X] No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:_____________
(2) Aggregate number of securities to which transaction applies:________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________________________
(4) Proposed maximum aggregate value of transaction:____________________________
(5) Total fee paid:_____________________________________________________________

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ____________________________________________________
(2) Form, Schedule or Registration Statement No.:_______________________________
(3) Filing Party:_______________________________________________________________
(4) Date Filed:_________________________________________________________________

                                 PACIFICNET INC.

                                   ----------

                            NOTICE OF ANNUAL MEETING
                     TO BE HELD ON MONDAY, DECEMBER 23, 2002

                                   ----------


TO THE STOCKHOLDERS OF PACIFICNET INC:

         The Annual Meeting of the Stockholders of PacificNet Inc., a Delaware corporation (the "Company'), will be held on Monday, December 23, 2002, at 10:00 a.m. (Hong Kong Time), at PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong, for the following purposes:

         1. To elect eight (8) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

         2. To ratify the appointment of Clancy and Co., P.L.L.C. as the Company's independent auditors for the fiscal year ending December 31, 2002; and

         3. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock, in an exchange ratio to be approved by the board of directors ranging from one-for-five to one-for-twenty.

         4. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

         Stockholders of record at the close of business on November 22, 2002 are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Annual Report on Form 10-KSB for the year ended December 31, 2001 also accompanies this Notice.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                       By Order of the Board of Directors,

                                       /s/ Victor Tong
                                       -----------------------------------------
                                       Name:  Victor Tong
                                       Title: Secretary and Executive Director
                                              of PacificNet Inc.

Hong Kong
Dated:  November 25, 2002

                                 PACIFICNET INC.

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 23, 2002

                                   ----------

                                  INTRODUCTION

         Your proxy is solicited by the Board of Directors of PacificNet Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday December 23, 2002, at 10:00 a.m. (Hong Kong
Time), at the Company's executive offices located at PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong, and at any adjournment thereof (the "Annual Meeting"), for the following purposes:

         1. To elect eight (8) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

         2. To ratify the appointment of Clancy and Co., P.L.L.C. as the Company's independent auditors for the fiscal year ending December 31, 2002; and

         3. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock, in an exchange ratio to be approved by the board of directors ranging from one-for-five to one-for-twenty.

         4. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has set November 22, 2002 as the record date (the "Record Date") to determine those holders of common stock who are entitled to notice of, and to vote at the Annual Meeting. The Company expects that the Notice of Annual Meeting, Proxy Statement, form of proxy, and Annual Report on Form 10-KSB will first be mailed to stockholders on or about December 6, 2002.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

         You can vote your shares of common stock, par value $0.0001 per share (the "Common Stock") if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 24,186,975 shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one (1) vote on matters presented at the Annual Meeting.

HOW DO I VOTE BY PROXY?

         Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

         The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

         The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. A proxy card may be revoked by a stockholder at any time before its exercise at the Annual Meeting by giving Victor Tong, our Secretary, a written notice revoking your proxy card or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

         Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

HOW ARE VOTES COUNTED?

         We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting. The proposal to ratify the appointment of Clancy and Co., P.L.L.C., shall be approved upon the affirmative vote of a majority of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting. The proposal to amend the Company's Certificate of Incorporation to effect the reverse stock split, shall be approved upon the affirmative vote of all shares of common stock issued entitled to vote at the Annual Meeting. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

         If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares ("broker nonvotes"), your shares will not be voted with respect to any proposal. Broker nonvotes and abstentions will be counted as present to determine if a quorum exists, however, broker nonvotes and abstentions with respect to proposals 1 and 2 are not considered as shares entitled to vote, and will, therefore have no legal effect on the vote proposals 1 and 2. However, broker nonvotes and abstentions with respect to proposal 3 will be considered votes against the proposal.

WHO PAYS FOR THIS PROXY SOLICITATION?

         We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         Stockholders entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 24,186,975 shares of Common Stock issued and outstanding. The Company has issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of November 22, 2002 the number of shares of the Company's Common Stock beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) each director and nominee for election to the Board of Directors of the Company; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

                                                                                         NUMBER OF      % OF COMMON
                                                                                          SHARES           STOCK
                                                                                       BENEFICIALLY     BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                                     OWNED(1)         OWNED(2)
------------------------------------------------------------------------------------- ---------------- ---------------
Sino Mart Management Ltd. (3)                                                           15,482,778          53.9%
c/o ChoSam Tong
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
B2B Ltd.                                                                                 2,413,890           8.4%
c/o China Strategic Holdings Ltd, Paul Y Centre, Kwun Tong, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
Asia Hero Limited                                                                        1,575,000           5.5%
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
Tony Tong (4)                                                                            1,901,917           6.6%
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
ShaoJian (Sean) Wang (5)                                                                   107,000           *
PacificNet Inc., 860 Blue Gentian Road, Ste. 360, Eagan, MN 55121, USA
------------------------------------------------------------------------------------- ---------------- ---------------
Victor Tong (6)                                                                             77,000           *
PacificNet Inc., 860 Blue Gentian Road, Ste. 360, Eagan, MN 55121, USA
------------------------------------------------------------------------------------- ---------------- ---------------
David Bussmann (7)                                                                          60,000           *
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
Max Tong (8)                                                                                60,000           *
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
Richard Lo (9)                                                                              55,000           *
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
Patrick Ko (10)                                                                             60,000           *
PacificNet Inc., 860 Blue Gentian Road, Ste. 360, Eagan, MN 55121, USA
------------------------------------------------------------------------------------- ---------------- ---------------
Shu Wang (11)                                                                               55,000           *
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------



                                       5

                                                                                         NUMBER OF      % OF COMMON
                                                                                          SHARES           STOCK
                                                                                       BENEFICIALLY     BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                                     OWNED(1)         OWNED(2)
------------------------------------------------------------------------------------- ---------------- ---------------

Richard Hui (12)                                                                           181,042           *
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
Charles Mueller (13)                                                                       275,000           *
PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
------------------------------------------------------------------------------------- ---------------- ---------------
ALL DIRECTORS AND OFFICERS AS A GROUP (10)                                               2,375,917           8.3%
------------------------------------------------------------------------------------- ---------------- ---------------

* Indicates less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them.

(2) As to each person or entity named as beneficial owner, such person's or entity's percentage of ownership is determined by assuming that any options held by such person or entity which are exercisable or convertible within 60 days from the Record Date have been exercised or converted, as the case may be, making the percentages calculable on a fully-diluted basis.

(3) Sino Mart Management Ltd. is owned by Mr. ChoSam Tong, the father of Mr. Tony Tong. Includes 3,000,000 shares of common stock issuable to Sino Mart Management Ltd. under the terms of a warrant to purchase additional shares of common stock of the Company.

(4) Mr. Tony Tong is currently the Chairman, CEO, and an executive director of the Company. Includes 1,250,000 Incentive Stock Options exercisable under the 1998 Stock Option Plan. Excludes 15,000,000 shares owned by Sino Mart Management Ltd., as to which shares Mr. Tony Tong disclaims beneficial ownership.

(5)   Mr. Shao Jian (Sean) Wang is the Chief Financial Officer of the Company.

(6) Mr. Victor Tong is currently Vice President of the Company and an executive director of the Company. He is the brother of Mr. Tony Tong. Excludes 15,000,000 shares owned by Sino Mart Management Ltd., as to which shares Mr. Victor Tong disclaims beneficial ownership.

(7)   Mr. David Bussmann is an independent director of the Company.

(8)   Mr. Max Tong is an independent director of the Company.

(9)   Mr. Richard Lo is an independent director of the Company.

(10)  Mr. Patrick Ko is an independent director of the Company.

(11)  Mr. Shu Wang is an independent director of the Company.

(12) Mr. Hui resigned as an executive officer of the Company effective November 1, 2001.

(13) Mr. Mueller resigned as CFO of the Company effective February 1, 2002, and as Secretary and a Director of the Company effective April 17, 2002.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS


         The term of the eight (8) directors of the Company (Messrs. Tony Tong, Victor Tong, ShaoJian (Sean) Wang, David Bussmann, Patrick Ko, Richard Lo, Max Tong, and Shu Wang) will terminate on the day of the Annual Meeting. Messrs. David Bussmann and Shu Wang have announced that they plan to retire their directorship terms and will not seek re-election for another term as directors. Messrs. Tony Tong, Victor Tong, ShaoJian (Sean) Wang, Patrick Ko, Richard Lo, and Max Tong have indicated their intentions to seek re-election as directors for another term.

         Eight director nominees are seeking to be elected at the Annual Meeting, to hold office until the next Annual Meeting of stockholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the stockholder indicates to the contrary on the proxy: Messrs. Tony Tong, Victor Tong, ChoSam Tong, ShaoJian (Sean) Wang, Patrick Ko, Richard Lo, Max Tong and Justin Tang. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES OF THE COMPANY

         Set forth below are the names of the directors, executive officers and key employees of the Company as of November 22, 2002.


           Name                     Age         Title
-----------------------       -----------    -----------------------------------
Tony I. Tong                        34       Chairman, Chief Executive Officer and President
Victor Tong                         31       Vice President of N. America Operations, Secretary and
                                             Director
ChoSam Tong                         61       President of China Operations
ShaoJian (Sean) Wang                36       Chief Financial Officer, Vice President of International
                                             Business and Director
Patrick Ko                          34       Independent Director
Richard C.H. Lo                     35       Independent Director
Max Tong                            48       Independent Director
Shu Wang                            46       Independent Director
David Bussmann                      47       Independent Director

         Executive officers of the Company are appointed at the discretion of the Board of Directors with no fixed term. There are no family relationships between or among any of the executive officers or directors of the Company other than the relationship between Mr. Tony Tong, Mr. Victor Tong, and Mr. ChoSam Tong.

INFORMATION ABOUT DIRECTOR NOMINEES

         Set forth below is certain information with respect to each director nominee.

         Mr. Tony Tong, age 34, is the founder, Chairman and CEO of the Company. Mr. Tong was the Chief Information Officer of DDS Inc., a leading SAP-ERP consulting company, which was acquired by CIBER, Inc. (NYSE: CBR). Mr. Tong was one of the early members of Information Advantage, Inc. (Nasdaq:IACO), a leading business intelligence software, Data-Mining and CRM technology provider serving Fortune 500 clients. IACO consummated an IPO and was listed on the Nasdaq Stock Market in 1997 and was later acquired by Sterling Software and Computer

Associates (NYSE:CA). Mr. Tong's prior professional experience includes Business Process Re-engineering Consulting at Andersen Consulting - Arthur Anderson (Accenture, NYSE:ACN); and telecom engineering at ADC Telecommunications, Inc. (Nasdaq:ADCT), a global supplier of network equipment, fiber optics, software and systems integration services that enable communications service providers to deliver Internet, data, video and voice services to consumers and businesses worldwide. Mr. Tong's R&D achievements include being the inventor, designer, and patent holder of US Patent Number 6,012,066 (granted by US Patent and Trademark Office) titled "Computerized Work Flow System, an Internet-based workflow management system for automated web creation and process management." Mr. Tong also serves on the board of advisors of Fortune Telecom (listed on HK GEM:
8040.HK), a leading distributor of mobile phones, PDAs, telecom services, and accessories in China and Hong Kong. Mr. Tong graduated with Bachelor of Mechanical/Industrial Engineering Degree from the University of Minnesota and served as an Adjunct Professor and a director on the Computer Engineering Department Advisory Board at the University of Minnesota, USA.

         Mr. Victor Tong, age 31, currently is the Vice President of North American Operations, Secretary and Director of the Company. Mr. Victor Tong was formerly the President at KeyTech, a leading information technology consulting company based in Minneapolis, Minnesota. In 1994 during the dawn of the Internet, Victor Tong was a co-founder of Talent Information Management ("TIM"). PacificNet was originally founded as an operating division of TIM. Mr. Victor Tong gained his consulting, systems integration, and technical expertise in client/server systems through his experience at Andersen Consulting, American Express Financial Advisors (IDS), 3M, and the Superconductivity Center at the University of Minnesota. He was awarded as one of the "CityBusiness 40 Under 40" in 1999 as one of the 40 people under 40 years of age who are the next generation of Twin Cities business and community leaders. Mr. Tong graduated with honors with the Bachelor of Science in Physics from the University of Minnesota, USA.

         Mr. ChoSam Tong, age 61, is President of China Operations and Director of the Company. Mr. Tong is also the Managing Director of Sino Mart, one of the original "angel" investors of PacificNet. In addition, Mr. Tong, is the Chairman of Talent Industrial Company, a leading manufacturer of electronic components in China, with offices in Shanghai, Hunan, Guilin, ChengDu, and had more than 1000 employees throughout China. Since its inception in 1982, Talent Industrial Company has been a leading provider of electronic components to the telecommunications and consumer electronics industries in China. Mr. ChoSam Tong is the father of Tony Tong, PacificNet's Chairman and Chief Executive Officer.

         Mr. ShaoJian (Sean) Wang, age 38, is the Chief Financial Officer and Vice President of International Business for the Company. Mr. Wang is also Director of Thian Bing Investments Pte Ltd - a Singapore based investment holding company, a Director on the board of Alliance PKU Co. Ltd - a company owned and controlled by Guanghua School of Management, Peking University; Director of the board of Portcullis International Group - a Singapore based investment consulting company; and Director and Partner of the Overseas Chinese Scholar Fund, a leading venture capital firm headquartered in Zhongguancun Beijing and Guangzhou, China. Mr. Wang started his professional career as a Market/Financial analyst with Ecolab Inc. (NYSE:ECL) in 1987, where he moved quickly to become Territory Manager and Marketing Manager. In 1990, Mr. Wang was posted to Ecolab's Asia Pacific regional headquarters as Business Development Manager. In 1992, Mr. Wang was appointed to Country Manager of Ecolab for Indonesia. Mr. Wang is an investor and Director in Alliance PKU Co. Ltd. which owns two premier companies in China. Alliance PKU Consulting is a leading management consulting firm in China, and Beidabiz & E-learning Co. (a venture of Peking University) is a well-known online education provider. Mr. Wang also advises some local governments in China. The Municipal government of Yantai appointed him as the city's representative for investment. He worked with the Wei Fang government on setting up the Agricultural Development Park. Mr. Wang attended Peking University and received his MBA degree at the Carlson School of Management, University of Minnesota, and the B.S. in economics, Hemline University.

         Mr. Patrick Ko, age 34, is the Chief Executive Officer of FirsTrust Group, Inc., a boutique investment and consulting firm based in Atlanta, Georgia. Mr. Ko is also the Chairman & President of Everest Corp. Inc. and its subsidiary, Shanghai Everest Sports & Entertainment Co., a leading marketing company providing focused and dedicated marketing solutions for clients and properties through the medium of sports and entertainment. From 1999-2002, Mr. Ko served as Managing Director of Securities America, Inc., a subsidiary of American Express Company (NYSE:AXP). Securities America is one of the nation's largest independent securities broker/dealers with over 1,500 registered brokers and investment advisors serving more than 500,000 retail and institutional investors. During 1995-1999, Mr. Ko was the Senior Vice President of Investment at Josephthal & Co., one of the oldest New York Stock Exchange (NYSE) firms established in 1878. Josephthal has been recently acquired by Fahnestock & Co. (NYSE: FVH). Mr. Ko received his bachelor degree in International Trade from Shuren University of China, and his B.B.A. degree in Management from University of Texas.

         Richard Lo, age 35, is the Chief Executive Officer of Fulldiamond Limited, an investment and consulting firm specialized in financial, real estate and venture advisory work. He is currently director of several start-up companies in HK and the US. Mr. Lo is the former Managing Director of Associated Capital Limited and former Executive Director of two publicly listed companies in HK. Mr. Lo holds a B.A. degree from the University of California, Los Angeles
(UCLA) and obtained his MBA degree in Finance and Investment from the University of Hull in England.

         Mr. Max Tong, age 48, is the CEO of Prism Systems Hong Kong Limited, an Asia telecom company with focus in Greater China. He has been in consumer electronic business for more than 15 years including manufacturing, wholesale and retail distribution of major Japanese branded high tech electronic products. Mr. Tong has also been the directors for several multi-national companies. (Mr. Max Tong has no family relationship with Mr. Tony Tong)

         Mr. Justin Tang, age 31, is Chairman and Chief Executive Officer of eLong, Inc., a leading online travel service company in China that was formed through a buyout from its parent company Asia.com in 2001. From 2000 to 2001, Mr. Tang served as President and Executive Director of Asia.com, a pan-Asia Internet and wireless company that Mr. Tang co-founded through the merger with elong.com, Inc. and was a subsidiary of Mail.com (now Easylink Service Corporation, Nasdaq NM:EASY), a NASDAQ listed company. In 1999, Mr. Tang co-founded elong.com, a mainland China Internet portal, and served as its Chairman and Chief Executive Officer. Prior to eLong.com, he was Vice President at Oscar Gruss & Son Incorporated, a New York-based investment banking firm, and was responsible for setting up an investment banking, research and institutional sales operation specializing in advising emerging growth companies. He also worked for Brookehill Partners, Inc., and Merrill Lynch & Co., and has 6 years' experience in venture capital & investment banking. Mr. Tang studied at Nanjing University in China and received his BS degree from Concordia College in the U.S.

         The Board of Directors will vote the proxies "FOR" the election of all of the above-named nominees unless you indicate that the proxy shall not be voted for all or any one of the nominees. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                THE EIGHT NOMINEES FOR DIRECTOR SET FORTH HEREIN.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

         Based on the Company's review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission (the "SEC") or written representations from certain reporting persons, the Company believes that during fiscal year 2001, all officers, directors, and greater than ten-percent beneficial owners timely complied with the applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held ten meetings during 2001 and took action by unanimous written consent two times during 2001. No director attended less than 75% of the meetings of the Board and any committee of which the director was a member.

         The Board of Directors has designated two standing committees, the Audit Committee and the Compensation Committee.

AUDIT COMMITTEE

         The Board of Directors adopted a written charter for the Audit Committee, a copy of which is annexed hereto as Exhibit A. The Audit Committee's charter states that the responsibilities of the Audit Committee shall include: nominating the Company's independent auditors and reviewing any matters that might impact the auditors' independence from the Company; reviewing plans for audits and related services; reviewing audit results and financial statements; reviewing with management the adequacy of the Company's system of internal accounting controls, including obtaining from independent auditors management letters or summaries on such internal accounting controls; determining the necessity and overseeing the effectiveness of the internal audit function; reviewing compliance with the U.S. Foreign Corrupt Practices Act and the Company's internal policy prohibiting insider trading in its Common Stock; reviewing compliance with the SEC requirements for financial reporting and disclosure of auditors' services and audit committee members and activities; reviewing related-party transactions for potential conflicts of interest; and reviewing with corporate management and internal and independent auditors the policies and procedures with respect to corporate officers' expense accounts and perquisites, including their use of corporate assets. As of April 12, 2002, our audit committee consisted of Messrs. Mike Gaard and David Bussmann. The Audit Committee met three times during 2001.

         On April 30, 2002, Mr. Mike Gaard retired from the committee with no disagreement and the following new independent directors were elected to join the audit committee: Patrick Ko, Richard Lo, Max Tong and Shu Wang. As a result, our audit committee currently consists of Messrs. David Bussmann, Patrick Ko, Richard Lo, Max Tong and Shu Wang.

COMPENSATION COMMITTEE

         The Compensation Committee's charter states that it is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to all forms of compensation paid to our executive officers and to such other officers as directed by the Board and any other compensation matters as from time to time directed by the Board. Our stock option plan, however, is currently administered by the full Board of Directors. As of April 12, 2002, our Compensation Committee consisted of Messrs. Mike Gaard and David Bussmann. The Compensation Committee met two times during 2001.

         On April 30, 2002, Mr. Mike Gaard retired from the committee with no disagreement and the following new independent directors were elected to join the compensation committee: Patrick Ko, Richard Lo, Max Tong and Shu Wang. As a result, our compensation committee currently consists of Messrs. David Bussmann, Patrick Ko, Richard Lo, Max Tong and Shu Wang.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during each of the Company's last three fiscal years to each named executive officer.

                                                                            Long Term Compensation
                                         Annual Compensation                  Awards               Payouts
                                    ----------------------------------   ---------------------     -------
                                                                         Restricted
                             Fiscal                                         Stock       Stock                   All Other
Name/Principal Position      Year   Salary ($)   Bonus ($)   Other ($)    Award ($)    Options     LTIP ($)     Comp. ($)
-----------------------      ----   ----------   ---------   ---------    ---------    -------     --------     ---------
Tony I. Tong, CEO (3)        1999     $18,427       $6,000         -             -           -           -           -
                             2000     $41,666      $20,000   $12,650(1)          -           -           -        $425(2)
                             2001    $106,226            -   $15,384(4)                250,000                 $53,333(2)

Charles W. Mueller, CFO      1999     $22,000            -         -             -           -           -           -
(3)(6)                       2000     $51,981      $20,000         -             -           -           -      $1,500(2)
                             2001    $160,000            -         -             -     275,000                  $8,280(2)

Richard Hui, President       1999     $18,427       $6,000         -             -           -           -           -
of Hong Kong Operations(3)   2000     $41,666      $20,000         -             -           -           -        $425(2)
                             2001    $115,913                      -(5)                      -(5)              $35,223(2)

--------------------

(1) Mr. Tony Tong received a housing/auto rental allowance of $2,530/month.
(2) Represents amounts received for life and health insurance coverage
(3) Denotes executives and key employees of the Company subsequent to the reverse merger transaction entered into by the Company on July 27, 2000. Compensation amounts for the 2000 fiscal year are for the period subsequent to the reverse merger transaction of the Company (July 28, 2000 through December 31, 2000).
(4) Effective October 19, 2001 through December 31, 2001, Mr. Tony Tong ceased receiving compensation under an employment agreement and received non-salaried compensation totaling $12,160.
(5) Effective November 1, 2001, Mr. Hui resigned from the Company; 250,000 stock options awarded to Mr. Hui during fiscal 2001 were cancelled upon resignation. In addition, Mr. Hui received a lump sum settlement payment of $35,223.
(6) Effective February 1, 2002, Mr. Mueller resigned as CFO of the Company; effective April 17, 2002, Mr. Mueller resigned as Secretary and Director of the Company.

OPTION GRANTS DURING 2001 FISCAL YEAR

         The Company granted 1,643,200 options to purchase its shares of common stock during the 2001 fiscal year. Of this amount 1,026,500 options were cancelled due to employee resignations.

OPTION EXERCISES DURING 2001 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         No options to purchase the Company's common stock were exercised during the 2001 fiscal year.

COMPENSATION OF DIRECTORS

         DIRECTORS' FEES. All of the Company's directors are reimbursed for out-of-pocket expenses relating to attendance at meetings. Each director is paid a sign-on bonus of 10,000 shares of common stock of the Company. Each director is also entitled to US$500 for each board meeting that such director attends in person, by conference call, or by committee action and US$200 for each committee meeting, payable by cash or common stock of the Company, at the option of the Company.

         ANNUAL RETAINER FEE. Each director is paid an annual retainer fee of US$10,000 in the form of common stock of the Company. Such retainer fee is paid semi-annually in arrears. The number of shares of common stock issued is based on the average closing market price over the ten trading days prior to the end of the six month period that the retainer fee is due.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         As of December 31, 2001, the Company had an employment agreement with Mr. Charles W. Mueller; effective February 1, 2002, such employment agreement was terminated under a mutually agreed upon settlement agreement. On October 19, 2001, Mr. Tony Tong's employment agreement with the Company was terminated under a mutually agreed upon settlement agreement, and was replaced with a non-salaried consulting service agreement. On November 1, 2001, Mr. Richard Hui resigned from the Company and his employment agreement with the Company was terminated under a mutually agreed upon settlement agreement.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


         The following Report of the Compensation Committee on Executive Compensation describes the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2001.

         The Compensation Committee recommends and reviews the compensation paid to our executive officers; our stock option plan, however, is currently administered by the full Board of Directors. The Compensation Committee currently consists of Messrs. David Bussmann, Patrick Ko, Richard Lo, Max Tong and Shu Wang. Subject to existing contractual obligations, the base salaries of our executives are fixed based on job responsibilities and a limited review of compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations in Hong Kong. Bonuses for our executives are not determined through the use of specific criteria. Rather, the Compensation Committee bases bonuses on the Company's overall performance, profitability, working capital management and other qualitative and quantitative measurements. In determining the amount of bonuses, if any, to be awarded, the Compensation Committee considers our net sales growth and profitability for the applicable period and each executive's contribution to our success. The Compensation Committee's decisions are based primarily on informal judgments believed to be fair and reasonable and in the best interests of the Company and our stockholders.

         The Board believes that equity ownership by executive officers provides incentive to build stockholder value and aligns the interests of executive officers with the interests of stockholders. There were no stock options granted to the Company's executives during 2001.

         Under the Company's 1998 Plan, a total of 1,049,667 shares of common stock were available for the granting of stock options as of December 31, 2001, and it was the Board's intent to review job responsibilities, individual performance, current option position and other criteria and, where applicable, grant additional options in 2002 and 2003.

         The Board considers awarding stock option grants on a periodic basis. The Board believes that these additional grants provide an incentive for executive officers and other key employees to remain with the Company. Under our current stock option plan, options are granted at the market price of the common stock on the date of grant and, consequently, will have value only if the price of the common stock increases over the exercise price. In determining the size of the periodic grants, the Board of Directors will consider various factors, including the amount of any prior option grants, the executive's or employee's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.


The Compensation Committee


David Bussmann, Patrick Ko, Richard Lo, Max Tong, Shu Wang
Independent Directors, PacificNet Inc.

November 12, 2002

                          REPORT OF THE AUDIT COMMITTEE


The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the committee are "independent" as required by applicable listing standards of the Nasdaq NationalThe Committee operates pursuant to a Charter that was approved by the Board in fiscal 2000. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEE, as currently in effect. Finally, the Committee has received written disclosures and the letter from the independent auditors required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's consideration and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

The Audit Committee


David Bussmann, Patrick Ko, Richard Lo, Max Tong, Shu Wang
Independent Directors, PacificNet Inc.

November 12, 2002

                              RELATED TRANSACTIONS

CONSULTING AGREEMENT WITH MR. DAVID BUSSMANN - For the year ended December 31, 2001, the Company paid net consulting fees of $18,000 for management advisory services under a contract that expired on February 28, 2002.

CONSULTING AGREEMENT WITH TONY TONG UNDER PACIFICNET VENTURES LIMITED. - Effective October 19, 2001 through December 31, 2001, Mr. Tony Tong's Employment Agreement with the Company was terminated, and was replaced by a Consulting Agreement with Tony Tong. As a result, Mr. Tong ceased receiving salary compensation under his employment agreement and instead received non-salaried consulting compensation totaling $12,160 from October 19, 2001 to December 31, 2001.

SUBLEASE AGREEMENT - The Company entered into a sublease agreement with a company beneficially owned by Mr. Gaard for the entire space at the Company's previous United States corporate office for a monthly sublease amount of $3,500. The sublease agreement was terminated on April 30, 2002.


                                 INDEMNIFICATION

         The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the General Corporation Law of the State of Delaware. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

                                   PROPOSAL 2
                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has adopted a resolution appointing Clancy and Co., P.L.L.C. ("Clancy and Co.") as our independent public accountants for the fiscal year ending December 31, 2001 and December 31, 2002. Clancy and Co. currently serves as the independent public accountants for the Company. Stockholder ratification of the selection of Clancy and Co. as our independent public accountants is not required by our bylaws or otherwise. Nevertheless, the Board is submitting the selection of Clancy and Co. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change could be in the best interests of the Company and its stockholders. We do not expect any representatives of Clancy and Co. to be present at the Annual Meeting.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Clancy and Co. for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in the Company's Forms 10-QSB during the fiscal year ended December 31, 2001 was $34,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage Clancy and Co. to provide advice to the Company regarding financial information systems designs and implementation during the fiscal year ended December 31, 2001.

ALL OTHER FEES

         The Company did not engage Clancy and Co. to provide non-audit related professional services during the fiscal year ended December 31, 2001.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
         CLANCY AND CO., P.L.L.C. AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

                                   PROPOSAL 3

      APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
              EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

GENERAL

         On December 19, 2001 the Board adopted a resolution approving, declaring advisable and in the best interests of PacificNet and its stockholders in order to maintain a liquid, viable market for the publicly traded securities of PacificNet and recommending to the stockholders for their approval, an amendment of the Company's Certificate of Incorporation to effect a reverse split of our outstanding shares of common stock if and to the extent that the Board of directors deems it necessary to maintain PacificNet on the SmallCap Market.

         The form of the proposed Amended Certificate to effect the reverse stock split is attached hereto as [Appendix A.] The Amended Certificate when filed will effect a reverse split of the shares of our Common Stock issued and outstanding, in a ratio to be determined by the Board, but will not change the number of authorized shares of common, or the par value of our common stock. We reserve the right to modify the form of the proposed Amended Certificate to the extent that it may be necessary to do so in order to comply with applicable law. In the event that the stockholders approve this proposal, the Board will determine whether a reverse stock split will be effected, the timing of any reverse stock split, and the ratio of the number of existing shares of common stock that will be combined into a single share of common stock as a result of the reverse stock split. Even if the proposal regarding the reverse split is approved, the Board reserves the right to take no action at all relating to the reverse stock split, if that is what it determines to be the most appropriate procedure in the best interests of stockholders.

PURPOSE

         The Board believes that authorization of the reverse stock split is in the stockholders interest in that it would allow the Board to address the Nasdaq SmallCap Market minimum bid price listing criterion if the bid price per share continues to languish below $1.00.

         The Company's common stock is listed on the Nasdaq SmallCap Market ("SmallCap Market") under the symbol "PACT." On August 13, 2001, the Company received a notice from Nasdaq Listing Qualifications Hearings ("Staff") that the Company's Common Stock had failed to maintain the Nasdaq National Market ("National Market") minimum $4,000,000 net tangible assets/minimum $10,000,000 stockholders' equity continued listing requirement and that this failure had continued beyond the ninety (90) day probationary period allowed under the NASD Rules. The notice specified that, as a result of the Company's failure to maintain the continued listing requirement, its Common Stock would be de-listed from the National Market at the close of business on November 13, 2001. However, the Company appealed that decision, and the de-listing was stayed pending a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") on December 13, 2001. In its December 13, 2001 Hearing Memorandum, the Staff further noted that, in addition to the net tangible assets/stockholders' equity continued listing criterion, the Company also failed to comply with the minimum bid price and market value of public float listing requirements. The Staff noted that notwithstanding the Company's failure to comply with these listing requirements, the Company was required to rectify the net tangible assets/stockholders' equity deficiency only. This was so because on September 27, 2001, Nasdaq implemented an emergency moratorium on the enforcement of minimum bid price and market value of public float continued listing requirements. The Nasdaq Stock Market ("Nasdaq") implemented the enforcement moratorium in response to extraordinary market conditions following the tragedy of September 11, 2001. Under the terms of the moratorium, enforcement of the minimum bid price and market value of public float listing requirements was suspended until January 2, 2002, at which time the respective thirty (30) and ninety (90) day probationary periods provided by NASD Rules would start anew. On December 12, 2001, Nasdaq also reinstated its net tangible assets/stockholders' equity continued listing requirements. The listing criteria reinstatement took effect without adjustment. At the December 13, 2001 oral hearing before the Panel, the Company's executive management presented PacificNet's plan to regain compliance with the National Market continued listing criterion, and requested that the Panel grant PacificNet adequate time to implement the compliance plan. On January 29, 2002 the Panel granted the Company's request for an exception from the National Market continued listing criteria (the "Exception"). Specifically, the Panel notified the Company that the listing of its securities would be transferred from the National Market to the SmallCap Market effective as of January 30, 2002. Further, under the terms and conditions of the Panel's Exception, PacificNet was required to, on or before April 1, 2002, make a public filing with the SEC and Nasdaq evidencing net tangible assets of at least $5,000,000 and/or shareholders' equity of at least $5,500,000. The public filing must contain a balance sheet no older than 45 days including pro forma adjustments for any significant events or transactions occurring on or before the filing date.

         On March 28, 2002, the Company made a public filing evidencing net tangible assets of at least $5,000,000 and shareholders' equity of at least $5,500,000. In compliance with the terms of the Exception, the Company submitted additional material to the Panel including confirmation of the $3,480,000 deposit of Subscription Agreement proceeds from Sino Mart, a copy of the Certificate of Action evidencing receipt of stockholder approval of the proposals at the March 25, 2002 special stockholder meeting and a copy of the Current Report on Form 8-K containing balance sheet information with pro forma adjustments evidencing net tangible assets of at least $5,000,000 and shareholders' equity of at least $5,500,000.

         On April 3, 2002 the Company received a letter from the Staff confirming the Company's compliance with the terms of the Exception. However, the Company is currently not in compliance with the SmallCap Market continued listing requirement for minimum bid price of $1.00 per share. On August 16, 2002, the Company made another submission to the Panel and to the Staff requesting an additional 180 days to regain compliance with the minimum bid price requirement in accordance with the terms of SEC Release No. 34-45387 (Feb. 4, 2002). In its September 9, 2002 correspondence, the Staff informed the Company that, having reviewed the Company's August 16, 2002 submission, the Panel granted an additional 180 day grace period to satisfy the $1.00 minimum bid price continued listing requirement. The Panel noted that the Company was required to, on or before February 19, 2003, demonstrate a closing bid price of at least $1.00 and, immediately thereafter, evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. In the event the Company does not comply with the SmallCap Market minimum bid price requirement, the Company's securities will be de-listed from the SmallCap Market without a prior notice.

         The closing bid price per share of PacificNet's common stock on November 12, 2002 was $0.10 per share. At the March 25, 2002 special stockholder meeting, the stockholders of the Company authorized the Board of Directors of the Company to effect a reverse stock split of PacificNet's common stock, to be implemented in the discretion of the Company's board of directors, if and to the extent that the Board of Directors deems appropriate to maintain compliance with the minimum bid price requirement of the SmallCap Market in order to maintain the listing of PacificNet's common stock on the SmallCap Market. In the event that the Board of Directors effects the approved reverse stock split and/or the stock price does not otherwise increase and remain at the greater than $1.00 per share level for at least ten (10) consecutive trading days so as to meet the SmallCap minimum bid price continued listing requirement, PacificNet's common stock could cease to be listed on the SmallCap Market. In that circumstance the Company would seek to have its securities listed on the OTC-Bulletin Board.

         In its September 9, 2002 correspondence, the Staff also notified the Company that as of September 4, 2002, the Company had not been in compliance with the market value of publicly held shares ("MVPHS") SmallCap Market continued listing requirement. The Staff requested that the Company, on or before September 16, 2002, provide a plan of compliance for this alleged deficiency. In compliance with this request, the Company submitted its own MVPHS calculations to demonstrate that the Company was, indeed, in compliance with the MVPHS listing requirement. On September 30, 2002 the Company filed a Current Report on Form 8-K containing an updated beneficial ownership information to evidence its calculations. Having reviewed the Company's filings and submissions, the Panel stated that it determined to continue the Company's listing on the SmallCap Market pursuant to the following exception:

         1. On or before December 9, 2002, the Company must demonstrate a market value of publicly held shares of at least $1,000,000; immediately thereafter, the Company must evidence a market value of publicly held shares of at least $1,000,000 for a minimum of ten (10) consecutive trading days; and

         2. On or before February 19, 2003, the Company must demonstrate a closing bid price of at least $1.00 per share; immediately thereafter, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of ten (10) consecutive trading days.

         All other terms and conditions of the Panel's September 9, April 3, February 12 and January 29, 2002 decisions remain in effect. There is no assurance that the Company will be able to meet either and/or both of the foregoing SmallCap Market continued listing criteria. In the event that the Company's securities are de-listed from the SmallCap Market for its failure to regain compliance with any of the foregoing listing criteria, the Company's securities may be eligible to be quoted on the OTC Bulletin Board.

         As of November 11, 2002, the Company had 24,186,975 total outstanding shares, with 11,061,058 shares of common stock in public float (as the term is defined under the NASD Rules). As of the same date, the closing bid price for the Company's stock was $0.10 per share.

         The closing bid price per share of our common stock on November 25, 2002 was $0.16. The Board approved the reverse stock split as a means of attempting to increase the share price of our common stock above $1.00 per share. If our stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than $1.00 per share so as to maintain its Nasdaq listing, PacificNet's common stock could cease to be listed on the Nasdaq. In that circumstance we would seek to have our securities listed on the OTC-Bulletin Board. There is no assurance that we will be successful in obtaining the listing of our securities on the OTC-Bulletin Board.

LISTING ON AN ALTERNATE STOCK EXCHANGE

         The Board reserves the right to apply to list our common stock on a stock exchange other than Nasdaq, if we satisfy the initial listing requirements of that alternate exchange. In order to satisfy the minimum bid price of any such exchange, the Board may effect a reverse stock split intended to increase the bid price to meet initial listing requirements of an alternate exchange. The approval of an application for the listing of securities is a matter solely within the discretion of an alternate stock exchange to which the Board may apply. If the Board were to determine to file a listing application with an alternate stock exchange, there would be no assurance that our listing application would be approved or that our common stock will be listed on such alternate stock exchange.

THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF OUR COMMON STOCK; THERE ARE OTHER RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

         We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in similar circumstances is varied. There is no assurance that:

o the market price per new share of our Common Stock after the reverse stock split (New Shares) will rise in proportion to the reduction in the number of old shares of our Common Stock outstanding before the reverse stock split (Old Shares); and

o the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by the Nasdaq or that we will otherwise meet the requirements of the Nasdaq for continued inclusion for trading on the Nasdaq.

o in the event that we seek to list our Common Stock on an alternate exchange, the market price per New Share will exceed or remain in excess of the minimum bid price required by that exchange or that we will otherwise meet the requirements for listing on that exchange.

         The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In addition, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of our Common Stock and could otherwise adversely affect the liquidity of our Common Stock.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

         The Board will be able to implement a reverse stock split ranging from one-for-five to one-for-ten, if the stockholders approve this proposal. In the following discussion, we provide examples of the effects of a reverse stock split at certain specified ratios.

         CORPORATE MATTERS. The reverse stock split would have the following effects on the number of shares of common stock outstanding:

o in the event of a one-for-five reverse stock split, every five of our Old Shares owned by a stockholder would be exchanged for one (1) New Share;
      (2) in the event of a one-for-ten reverse stock split, or every ten of our Old Shares owned by a stockholder would be exchanged for one (1) New Share;

o the number of shares of our Common Stock issued and outstanding will be reduced (1) in the event of a one-for-five reverse stock split from 24,186,975 shares to approximately 4,837,395 shares; or (2) in the event of a one-for-ten reverse stock split from 24,186,975 shares to approximately 2,418,697 shares;

o all outstanding options and warrants entitling the holders of these options and warrants to purchase shares of our Common Stock will enable such holders to purchase, upon exercise of their options or warrants, the number of shares of our Common Stock that these holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to five (5), or ten (10), as applicable, times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefor upon exercise for these options and warrants immediately preceding the reverse stock split; and

o the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced to one-fifth (1/5) in the event of a one-for-five reverse stock split, or to one-tenth (1/10), in the event of a one-for-ten reverse stock split, respectively, of the number of shares currently included in these plans.

         The reverse stock split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in PacificNet, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         In the event the approval for the reverse stock split is obtained, the Board will be authorized to proceed with the reverse stock split at such time as it determines. If, at any time during the twelve (12) month period following the Annual Meeting, the bid price falls below $1.00 per share for a thirty (30) consecutive trading day period, and thereby fails to comply with Nasdaq minimum listing requirements or if the Board decides to attempt to list our Common Stock on an alternate stock exchange, then the reverse stock split may be executed in the discretion of the Board to satisfy the minimum bid price requirement of the Nasdaq or that of any other alternate exchange. We reserve the right not to effect the reverse stock split if, in the Board's opinion, it would not be in the best interests of PacificNet and its stockholders.

         FRACTIONAL SHARES. No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the reverse stock split ratio elected by the Board, in its sole discretion, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

         Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of Common Stock not evenly divisible by the reverse stock split ratio chosen by the board of directors, will receive a number of shares of Common Stock rounded up to the nearest whole number.

         AUTHORIZED SHARES. Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase. The following examples highlight the effect of various reverse stock ratios on the authorized number of shares of common stock that are not issued or outstanding:

o in the event no reverse stock split is effected, the number of authorized shares of common stock that are not issued or outstanding would remain unchanged,

o in the event a one-for-five reverse stock split is effected, the number of authorized but unissued shares of common stock would increase from approximately 100,813,025 shares to approximately 120,162,605 shares.

o in the event a one-for-ten reverse stock split is effected, the number of authorized but unissued shares of common stock would increase from approximately 100,813,025 shares to approximately 122,581,303 shares, and

         We will continue to have 5,000,000 authorized but unissued shares of preferred stock. The reverse split will have no effect on the Preferred Stocks. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock.

         ACCOUNTING MATTERS. The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the reverse stock split ratio elected by the board of directors (for example, in a one-for-ten reverse stock split, the stated capital attributable to our common stock will be reduced to one-tenth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares of our common stock outstanding.

         POTENTIAL ANTI-TAKEOVER EFFECT. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of PacificNet with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our Amended Certificate that could be construed to affect the ability of third parties to take over or change control of PacificNet.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

         If our stockholders approve the reverse stock split and the Board still believes that the reverse stock split is necessary and is in the best interests of PacificNet and its stockholders, we will file the Amended Certificate with the Secretary of State of Delaware. We reserve the right to modify the form of the proposed Amended Certificate to the extent that it may be necessary to do so in order to comply with applicable law. The reverse stock split will become effective at the time specified in the Amended Certificate, which will most likely be some time shortly after the filing of the Amended Certificate, and which we refer to as the effective time (Effective Time). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

         As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. PacificNet expects that its transfer agent, American Stock Transfer and Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal PacificNet sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

         Even if the stockholders approve the reverse stock split, PacificNet reserves the right not to effect the reverse stock split if, in the Board's opinion, it would not be in the best interests of PacificNet and its stockholders to effect such a reverse stock split. Therefore, stockholders should retain any certificates they hold until contacted by PacificNet or the exchange agent with instructions for exchange.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following is a summary of certain material federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

         No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares being exchanged. If fractional shares are present as a result of the split, and the stockholder realizes a gain on the exchange, the stockholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the stockholder disposes of the New Stock in a taxable transaction. The stockholder's basis in the New Stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

         Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of the holders of a majority of all outstanding shares of PacificNet's common stock entitled to vote on this proposal at this meeting will be required for approval of this Proposal 3.

                                  MISCELLANEOUS

                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders accompanies delivery of this Proxy Statement.

                           2003 STOCKHOLDER PROPOSALS

         Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company's By-Laws. The Company's By-Laws do not contain such an advance notice provision. For the Company's 2003 Annual Meeting of Stockholders, stockholders must submit such written notice to the Secretary of the Company on or before [OCTOBER 9], 2003. Stockholders of the Company wishing to include proposals in the proxy material for the 2003 Annual Meeting of Stockholders must submit the same in writing so as to be received by Victor Tong, the Secretary of the Company on or before [JULY 26], 2003. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

                                 OTHER BUSINESS

         Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

         Upon the request of a stockholder, the Company shall provide to such person, without charge, a copy of the Company's annual report on Form 10-KSB.

         STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 25, 2002. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.


                                              By Order of the Board of Directors
                                              /s/ Victor Tong
                                              ----------------------------------
                                              Name:  Victor Tong
                                              Title:    Secretary

November 25, 2002

                                 PACIFICNET INC.
                                      PROXY
                 FOR ANNUAL MEETING TO BE HELD DECEMBER 23, 2002

The undersigned stockholder of PacificNet Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Tony Tong, Victor Tong and ShaoJian (Sean) Wang, or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Hong Kong Time) at PacificNet, Unit 1702, ChinaChem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong, on Monday, December 23, 2002, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

      The Board of Directors recommends that you vote "FOR" each proposal.
      --------------------------------------------------------------------

1.   Elect Directors
     Nominees
              1. Tony Tong               2. Victor Tong      3. ChoSam Tong
              4. ShaoJian (Sean) Wang    5. Patrick Ko       6. Richard Lo
              7. Max Tong                8. Justin Tang

     |_| FOR all nominees listed above        |_| WITHHOLD AUTHORITY to vote for
         (except those whose names or             all nominees listed above.
         numbers have been written
         on the line below)


2. Proposal to ratify Clancy and Co., P.L.L.C. as the independent auditors of the Company for fiscal year 2002.

               |_| FOR             |_| AGAINST              |_| ABSTAIN

3. Transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.
               |_| FOR             |_| AGAINST              |_| ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



Date:  _______________, 2002



                                    ____________________________________________

                                    ____________________________________________

                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.

                                    EXHIBIT A

                                 PACIFICNET INC.
                             AUDIT COMMITTEE CHARTER

                          AS AMENDED NOVEMBER 25, 2002

I. RESPONSIBILITY

The PacificNet Inc. ("PacificNet") Audit Committee ("Committee") was established to assist the Board of Directors in carrying out its oversight responsibilities that relate to PacificNet's accounting and financial reporting processes, audits of PacificNet's financial statements, internal controls, and compliance with laws, regulations and ethics. This policy reaffirms that the Committee's duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulations, and ethics standards rests with PacificNet's executive management and that PacificNet's external auditors are responsible for auditing PacificNet's financial statements. The foregoing notwithstanding, the Committee, in its capacity as the Audit Committee of the Board of Directors, has direct responsibility for the appointment, compensation and oversight of the work of any registered public accounting firm employed by PacificNet (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee does not provide any expert or special assurances as to PacificNet's financial statements or any professional certification as to the external auditors work.

The Committee has the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to establish procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The President, the Chief Financial Officer or the Corporate Secretary of PacificNet shall provide, or arrange to provide, such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of PacificNet, and/or others whose views would be considered helpful to the Committee.

The Committee's prior approval is required for all auditing services and non-audit services. However, in the event the aggregate amount of non-audit services constitutes 5% or less of the total revenues paid by PacificNet to its external auditor during the fiscal year in which non-audit services are provided, and PacificNet did not recognize that these services were non-audit services at the time of the engagement and the Committee is promptly notified of this fact by PacificNet; provided the Committee (or one or more members of the Committee who are also members of the Board of Directors to whom approval authority has been delegated by the Committee) approves such non-audit services prior to their completion.

The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

A.       Financial Reporting

Committee procedures shall include:

1.       Selection of Outside Auditors

The Committee has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The outside auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors' review of the financial statements and controls of PacificNet. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships they have with PacificNet to determine their independence. The Committee shall submit its recommended appointment (or reappointment) or termination of outside auditors to the Board of Directors.

The Committee's review shall include:

- Review and prior approval of all audit services and non-audit services. (In the event the Committee approves an audit service within the scope of an auditor's engagement, that audit service shall be deemed to have been pre-approved.)

- Opinions on the performance of the outside auditors by appropriate management.

- Inquiring if the outside auditors face any significant litigation or disciplinary actions by the Securities and Exchange Commission ("Commission") or others.

- Inquiring whether the chief executive officer of PacificNet's outside auditors was employed by a registered independent public accounting firm and participated in any capacity in PacificNet's audit during the one-year period preceding the commencement of an audit of PacificNet.

- Receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and PacificNet consistent with Independence Standards Board Statement 1 ("ISB No. 1");.

- Obtaining written disclosure from the outside auditors describing all relationships between the outside auditors and PacificNet that bear on independence and objectivity.

- Discussing auditor independence with its outside auditors and recommending that the Board of Directors take appropriate action regarding any independence issues.

- Discussing with PacificNet's Chief Executive Officer and Chief Financial Officer certifications in PacificNet's periodic reports concerning disclosures of significant control deficiencies and any fraud by management.

- Auditor engagement letters and estimated fees.

- Consideration of the report of the outside auditors' latest peer review conducted pursuant to a professional quality control program.

- Review of management's letter of representation and consideration of any significant operational or reporting issues that may affect the financial statements.

- Review of proposed non-audit services and consideration of the possible effect that these services could have on the independence of the outside auditors.

- Facilitating and maintaining an open avenue of communication with PacificNet's outside auditors.

- Ensuring the Committee is informed in a timely manner by PacificNet's outside auditors of (1) all critical accounting policies and practices the outside auditors intend to use for the audit; (2) discussion with PacificNet's management of all alternative treatments of financial information within generally accepted accounting principles ("GAAP"), the ramifications of the use thereof and the outside auditors' preferred treatment; and (3) other material written communications between the outside auditors and PacificNet's management to include any management letter or schedule of audit adjustments.

2. Meeting with PacificNet's general counsel, if any, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on PacificNet's financial statements.

3. Regarding PacificNet's financial statements, the Committee will:

- Review PacificNet's audited annual financial statements and outside auditors' opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

- Review PacificNet's interim quarterly financial statements and outside auditors' views with respect to the statements, including the nature of any changes in accounting principles or their application.

- Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues.

- Review the financial statements to be issued with management and with the outside auditors to determine whether the outside auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders prior to the release of the quarterly financial report to shareholders.

- Make a recommendation to the Board of Directors regarding the inclusion of interim and annual financial statements in PacificNet's SEC filings based on its review of such financial statements with management and the outside auditors.

- Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control.

- Disclose in PacificNet's annual proxy or information statement, the existence of the Committee and the Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter.

- Disclose the Committee's approval of any non-audit services in PacificNet's periodic reports filed with the Commission.

- Review the management letter issued by the outside auditors and management's response.

- Review fees paid for audit and consulting services, respectively.

4. Annually review and examine those matters which relate to a financial review of PacificNet's Investment Policies.

5. Submit findings of importance, conclusions, recommendations, and items that require follow-up or action to the Board of Directors.

6. Annually review and update the Audit Committee Charter and submit the Charter to the full Board of Directors for approval.

7. Maintain minutes or other records of meetings and activities of the Committee.

B. Monitoring of Internal Controls

The Committee is responsible for obtaining and understanding PacificNet's key financial reporting risk areas and internal control structure. The Committee monitors the internal control process by reviewing information provided in the Business Conduct Questionnaire and Annual Certification reporting made by each PacificNet employee, discussions with the chief financial and accounting officers and such other persons as the Committee deems appropriate, and discussions with and reports issued by outside auditors.

C.       Compliance with Laws, Regulations, and Ethics

The Committee shall review reports and other information to gain reasonable assurance that PacificNet is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud.

Committee procedures shall include:

1. Review PacificNet's policies relating to compliance with laws, regulations, ethics, and conflict of interest.

2. Review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

3. Review PacificNet's policies and processes for compliance with U.S. and foreign country export control's, laws and regulations.

4. Review PacificNet's policies and processes for compliance with the Foreign Corrupt Practices Act and the USA Patriot Act.

5. Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements.

6. Review outside auditors' reports that relate to the monitoring of compliance with PacificNet's policies on business ethics.

7. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal or outside auditors.

8. Review the disclosure included in PacificNet's periodic reports concerning whether at least one member of the Committee is a "financial expert" (as defined in Part III below) and, if no member of the Committee is a "financial expert", why no such expert has been appointed to the Committee.

II. OVERSIGHT OF OUTSIDE AUDITOR FUNCTIONS

The Committee shall schedule meetings as necessary to receive and discuss reports from staff, other committees, and consultants. Particular emphasis will be given by the Committee to significant control deficiencies, and actions taken by management to correct them. The Committee may request through the Chief Financial Officer that the outside auditors perform special studies, investigations, or other services in matters of interest or concern to the Committee.

The Committee's oversight of outside audit coverage is covered under section I.A. above.

III.     COMMITTEE MEMBERSHIP

The Committee shall be composed of three or more Directors, each of whom shall be independent. To be considered independent, a Committee member may not (other than in his capacity as a member of the Committee, the Board or another committee of the Board) accept any consulting, advisory or other compensatory fee from PacificNet or be an affiliated person of PacificNet or any of its subsidiaries. Each member shall comply with the requirements promulgated by The Nasdaq Stock Market, Inc. and the Commission, and shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment. All members of the Committee will have a general understanding of basic finance practices and accounting practices and policies, and at least one member must have the requisite accounting or related financial management expertise to be deemed a "financial expert", as that term is defined by the Commission, having through education and experience as a public accountant, or auditor or a principal financial officer, comptroller or principal accounting officer or a position performing similar functions, an understanding of GAAP and financial statements, experience in the preparation or auditing of financial statements of generally comparable issuers and the application of such principles in connection with the accounting for estimates, accruals and reserves, and experience with internal accounting controls and an understanding of audit committee functions. The Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by PacificNet or an outside consultant. The Chairman and other members of the Committee shall be appointed by the Board of Directors.

Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

The Secretary of the Committee shall be appointed by the majority vote of the Committee. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

IV. CONDUCT OF BUSINESS

All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Board of Directors shall have overall authority over all Committee actions.

V. COMPENSATION

The compensation of members of the Committee may be determined from time to time by resolution of the Board of Directors. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

VI. TIME AND PLACE OF MEETINGS

Committee meetings shall be held quarterly or more frequently as necessary at an agreed upon location. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the outside auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the outside auditors and management quarterly to review PacificNet's financial statements consistent with the Audit Committee's duties and responsibilities set forth herein.

VII. PRESENTATION OF REPORTS TO THE BOARD OF DIRECTORS

The Committee shall make an annual presentation to the Board of Directors within three months after the receipt of the outside auditors opinion on PacificNet's financial statement. The presentation shall provide an overview of the Committee's activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board of Directors.